Exhibit 4.4

FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This First Amendment to Note and Warrant Purchase Agreement (this “Amendment”), dated as of December 19, 2002 (the “Effective Date”), is entered into by and among Occam Networks, Inc., a Delaware corporation (the “Company”), with its principal executive office at 77 Robin Hill Road, Santa Barbara, CA 93117, Occam Networks (California), Inc., a California corporation (“Occam CA”) and a wholly-owned subsidiary of the Company, and the undersigned, together constituting at least a minimum number of parties necessary to amend that certain Note and Warrant Purchase Agreement dated November 9, 2001 by and between Occam CA and the persons and entities listed on the Schedule of Investors (each an “Investor,” and collectively, the “Investors”) attached thereto as Schedule I (the “Agreement”). Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Agreement was executed in connection with a merger transaction between the Company and Occam CA and the merger transaction has since been consummated;

WHEREAS, pursuant to Section 3 of the Agreement, any provision therein may be amended, waived or modified upon the written consent of Occam CA, the Investors who are committed to funding at least 50% of the Original Commitment, and the Company; and

WHEREAS, the undersigned, constituting all such parties necessary to amend the Agreement, do desire to amend the Agreement to (i) clarify the post-merger obligations of the Investors to the Company; (ii) provide additional funding alternatives for the Company; and (iii) offer additional means of discharging each Investor’s obligations pursuant to those additional funding alternatives.

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.    Section 1 of the Agreement is hereby amended to add the following subsection (f):

(f)  Participation in an Equity Financing in Lieu of Obligations Relating to an Investor’s Original Commitment and Other Commitment. If at any time prior to the Company’s demand for delivery of the principal amount of the Investors Original Commitment pursuant to Section 1(a), a majority of the Company’s directors approve an equity financing of the Company (the “Equity Financing”), (i) the Company will provide written notice to each Investor of the Equity Financing (including all material terms and conditions) within five days of the Effective Date, and (ii) each Investor may then elect by written notice to the Company (a “Participation Notice”), within ten business days following the receipt of the Company’s notice, to participate in the Equity Financing in the full amount of such Investor’s then outstanding Original Commitment (each such Investor, a “Participating Investor”). An Investor shall be deemed to “participate in the Equity Financing in the full amount of such Investor’s then outstanding Original Commitment” in the manner contemplated by the preceding sentence provided that (i) the Investor agrees to invest an amount that is not less than $7.49 less than the Investor’s Original Commitment or (ii) the Investor, together with its affiliates, agrees to invest an amount that is not less than $7.49 less than the aggregate Original Commitment of the Investor and its affiliates. Conditioned upon (i) Participating Investor’s execution of definitive transactional documents in the Equity Financing, (ii) the Participating Investor’s agreement to cancel such warrants and tender of all such Investor’s outstanding Warrants issued hereunder to the Company for cancellation, or a declaration that such Warrants were lost, stolen or destroyed and the delivery of an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Warrants, at the closing of the Equity Financing in which the Participating Investor participates (or at any time later than the closing of the Equity Financing in which the Participating Investor participates, provided that in such circumstance, the Participating Investor shall not be discharged as provided in the sentence until such time as the Participating Investor has actually tendered its Warrants or made a declaration as required by this clause (ii)) (the “Cancelled Warrants”), and (iii) the actual closing of the Equity Financing (including the closing with respect to such Participating Investor prior to January 17, 2002), each such Participating Investor shall be individually discharged of its entire obligation to deliver such Participating Investor’s Original Commitment and to enter into the Other Commitment and such Participating Investor shall no longer be a holder of Warrants nor be an Investor for the purpose of this Agreement. Following the receipt of a Participating Investor’s Participation Notice, the Company hereby agrees to forbear from the exercise of its rights with respect to such Participating Investor’s Original Commitment and Other Commitment under Sections 1(a) and (c) hereof until the earlier of (i) the closing of the Equity Financing in which such Participating Investor participates or (ii) January 17, 2002 (provided this date is not less than 10 business days from the date of the Company’s notice made pursuant to this subsection). Notwithstanding the foregoing, however, all of such Participating Investor’s obligations to enter into the Other Commitment under Section 1(c) of this Agreement (but not its obligation to provide the principal amount of the Original Commitment under Section 1(c)) shall be reinstated in the event that such Participating Investor rescinds, revokes or otherwise seeks any return of such Participating Investor’s investment under the definitive transactional documents providing for the Equity Financing, provided further, that, in such event the Company has issued replacement warrants for the Cancelled Warrants.

2.    Occam CA hereby assigns all of its rights and obligations to the Company and the Company shall be deemed “the Company” for the purposes of the Agreement.

3.    Except as so amended, the Agreement is not amended or modified in any way.

4.    This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date and year first written above.

COMPANY:

OCCAM NETWORKS, INC. a Delaware corporation

By:	/s/ Robert Howard-Anderson
Robert Howard-Anderson President and Chief Executive Officer

OCCAM NETWORKS (CALIFORNIA), INC. a California corporation

By:	/s/ Robert Howard-Anderson
Robert Howard-Anderson President and Chief Executive Officer

Address: 77 Robin Hill Road Santa Barbara, California 93117

Signature Page to the First Amendment to Note and Warrant Purchase Agreement

INVESTOR:

U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USVP Entrepreneur Partners VII-A, L.P.
USVP Entrepreneur Partners VII-B, L.P.
By Presidio Management Group VII, L.L.C.
The General Partner of Each

By:

Name:

Title:

New Enterprise Associates 9, L.P.
By:	NEA Partners 9, L.P.
Its General Partner

By:	/s/ Nancy Dorman

Name:	Nancy Dorman

Title:	General Partner

Norwest Venture Partners VIII, L.P.
NVP Entrepreneurs Fund VIII, L.P.

By:

Name:

Title:

INVESTOR:

U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USVP Entrepreneur Partners VII-A, L.P.
USVP Entrepreneur Partners VII-B, L.P.
By Presidio Management Group VII, L.L.C.
The General Partner of Each

By:

Name:

Title:

New Enterprise Associates 9, L.P.
By:	NEA Partners 9, L.P.
Its General Partner

By:

Name:

Title:

Norwest Venture Partners VIII, L.P.
NVP Entrepreneurs Fund VIII, L.P.

By:	/s/ George Still

Name:	George Still

Title:	Managing Partner

INVESTOR:

U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USVP Entrepreneur Partners VII-A, L.P.
USVP Entrepreneur Partners VII-B, L.P.
By Presidio Management Group VII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher

Name:	Michael P. Maher

Title:	Attorney-In-Fact

New Enterprise Associates 9, L.P.
By:	NEA Partners 9, L.P.
Its General Partner

By:

Name:

Title:

Norwest Venture Partners VIII, L.P.
NVP Entrepreneurs Fund VIII, L.P.

By:

Name:

Title:

INVESTOR:

Entity:

(if applicable)

By:

Name:

Title:

(if applicable)